AMENDMENT NO. 01
TO THE
CUSTODIAN AGREEMENT

     This Amendment is entered into as of the 24th day of August, 2015 to amend the Custodian Agreement dated July 11, 2013 (the “Agreement”) by and between American

Independence Funds Trust II (the “Trust”) and INTRUST Bank N.A. (“INTRUST” or

“Custodian”).

     WHEREAS, the Board of Trustees of the American Independence Funds Trust II, acting on behalf of the Trusts, and the Custodian have entered previously into the Agreement;

     WHEREAS, pursuant to Article X, Section (b) of the Agreement, the Trust, the Board of Trustees of the Trust and the Custodian wish to amend certain provisions of the Agreement;

     WHEREAS, effective June 30, 2015, the Trust changed its name from the American Independence Funds Trust II to the Rx Funds Trust; and

     WHEREAS, as of June 30, 2015, the names of the American Independence MAR Tactical Conservative Fund, the American Independence MAR Tactical Moderate Growth Fund, the American Independence MAR Tactical Growth Fund and the American Independence MAR Tactical Aggressive Growth Fund changed to the Rx MAR Tactical Conservative Fund, the Rx MAR Tactical Moderate Growth Fund, the Rx MAR Tactical Growth Fund and the Rx MAR Tactical Aggressive Growth Fund, respectively.

     WHEREAS, as of August 5, 2015, the names of the Rx MAR Tactical Conservative Fund and the Rx MAR Tactical Aggressive Growth Fund changed to the Rx Tactical Rotation Fund and the Rx Traditional Allocation Fund, respectively.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	To reflect the new name of the Trust as the Rx Funds Trust.
2.	To amend Attachment One to reflect the new names of certain Funds in the Trust.

     Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     The Fund and the Custodian each hereby represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or the Custodian to this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

RX FUNDS TRUST		**INTRUST BANK N.A.**	
By:	[signature]	By:	[signature]
Name:	Eric M. Rubin	Name:	Troy Jordan
Title:	President	Title:	Division Director
Date:	08/24/2015	Date:	9/2/15

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AMENDMENT NO. 01
Dated August 24, 2015

     Attachment One to the Custodian Agreement between

Rx Funds Trust and INTRUST Bank, N.A. dated July 11, 2013.

Rx Tactical Rotation Fund

Rx MAR Tactical Moderate Growth Fund Rx MAR Tactical Growth Fund Rx Traditional Allocation Fund

American Independence Laffer Dividend Growth Fund

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